EXHIBIT 5
[GRAPHIC OMITTED]
                                              FOLEY & LARDNER
                        January 8, 2004       100 North Tampa Street, Suite 2700
                                              Tampa, Florida  33602-5810
                                              P.O. Box 3391
                                              Tampa, Florida  33601-3391
                                              813.229.2300 TEL
                                              813-221-4210  FAX
                                              www.foleylardner.com

                                              CLIENT/MATTER NUMBER
                                              025584-0101

XRG, Inc.
5301 Cypress Street, Suite 111
Tampa, Florida  33607

         Re:      Registration Statement on Form S-8

Gentlemen:

                  We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed today by XRG, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 3,000,000 shares (the "Shares") of the authorized common stock, par value $.001 per share, which may be issued or acquired pursuant to the XRG, Inc. Nonqualified Stock Option Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(3) of Regulation S-K.

                  In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

                  Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if issued in accordance with the terms and conditions of the Plan, will be duly authorized, validly issued, and fully paid and non-assessable.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder

                                Very truly yours,

                                /S/ Foley & Lardner

                                FOLEY & LARDNER